Exhibit 4.2

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of April 25, 2014, by and among each of the undersigned subsidiary guarantors (the “Subsidiary Guarantors”), each a subsidiary of Caesars Growth Properties Holdings, LLC (or its successor), CAESARS GROWTH PROPERTIES HOLDINGS, LLC, a Delaware limited liability company, and CAESARS GROWTH PROPERTIES FINANCE, INC., a Delaware corporation (together, the “Issuers”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuers have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of April 17, 2014, providing for the issuance of the Issuers’ 9.375% Second-Priority Senior Secured Notes due 2022 (the “Notes”), initially in the aggregate principal amount of $675,000,000;

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuers are required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall unconditionally guarantee all the Issuers’ Obligations under the Notes and the Indenture pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the Subsidiary Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors, the Issuers, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The Subsidiary Guarantors hereby agree, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture.

3. Notices. All notices or other communications to the Subsidiary Guarantors shall be given as provided in Section 13.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CAESARS GROWTH PROPERTIES HOLDINGS, LLC

CAESARS GROWTH PROPERTIES FINANCE, INC.

By:	/s/ Craig Abrahams
Name:	Craig Abrahams
Title:	Chief Financial Officer and Secretary

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SUBSIDIARY GUARANTORS:

PHWLV, LLC

TSP OWNER LLC

CAESARS GROWTH CROMWELL, LLC

CAESARS GROWTH QUAD, LLC

3535 LV NEWCO, LLC

CAESARS GROWTH BALLY’S LV, LLC

FHR NEWCO, LLC

LVH NEWCO, LLC

FLAMINGO-LAUGHLIN NEWCO, LLC

PARBALL NEWCO, LLC

CAESARS GROWTH HARRAH’S NEW ORLEANS, LLC

By:	/s/ Craig Abrahams
	Name:	Craig Abrahams
	Title:	Chief Financial Officer and/or Secretary

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SUBSIDIARY GUARANTORS:

CAESARS GROWTH PH FEE, LLC CAESARS GROWTH PH, LLC

By: Caesars Growth Properties Holdings, LLC its sole member

By: Caesars Growth Properties Parent, LLC its sole member

By: Caesars Growth Partners, LLC its sole member

By: Caesars Acquisition Company its managing member

By:	/s/ Craig Abrahams
	Name:	Craig Abrahams
	Title:	Chief Financial Officer

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SUBSIDIARY GUARANTORS:

JAZZ CASINO COMPANY, L.L.C. JCC HOLDING COMPANY II LLC

By:	/s/ Diane Wilfong
	Name:	Diane Wilfong
	Title:	Assistant Secretary

JCC FULTON DEVELOPMENT, L.L.C.

By: JCC Holding Company II LLC its sole member

By:	/s/ Diane Wilfong
	Name:	Diane Wilfong
	Title:	Assistant Secretary

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

[Signature Page to Supplemental Indenture]